UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2011

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 17, 2011, KEMET Corporation (the “Company”) issued a news release announcing a cost savings initiative which includes facility closures in Italy that will commence during fiscal year 2013.   The cost savings initiative is a continuation of the Company’s efforts to restructure its manufacturing operations within Europe, primarily within its Film and Electrolytic segment.  Construction will start in the near-term on a new manufacturing facility in Pontecchio, Italy, that will allow the closure and consolidation of multiple manufacturing operations located in Italy.  The Company will also evaluate whether an impairment charge may be required related to the carrying value of the facilities to be affected by a closure in the future and it is also reviewing the value of certain manufacturing assets within Europe.  The one-time termination benefits to be incurred are estimated to be $6.5 million to $7.0 million and are expected to be accrued in the quarter ending December 31, 2011.  The expected future cash expenditures are estimated to be $6.5 million to $7.0 million and are expected to occur in several quarters during fiscal years 2013 and 2014.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release, dated November 17, 2011 issued by the Company.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2011	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer